Exhibit 99.1
News Release

Contacts: Media - Alan H. McCoy, Vice President, Government & Public Relations (513) 425-2826
Investors - Albert E. Ferrara, Jr., Senior Vice President, Finance & CFO (513) 425-2888

AK Steel Reports Financial Results for Second Quarter of 2011

WEST CHESTER, OH, July 26, 2011 – AK Steel (NYSE: AKS) today reported net income of $33.1 million, or $0.30 per diluted share of common stock, for the second quarter of 2011, compared to net income of $26.7 million, or $0.24 per diluted share, for the second quarter of 2010. The 2011 second quarter results include a $2.0 million, or $0.02 per diluted share, charge related to state tax law changes.
Net sales for the second quarter of 2011 were $1,791.9 million on shipments of 1,497,000 tons, compared to sales of $1,596.1 million on shipments of 1,449,400 tons for the year-ago second quarter. The company said its average selling price for the second quarter of 2011 was $1,185 per ton, a 7% increase over the $1,109 per ton in the first quarter of 2011, and about 8% higher than the $1,101 per ton reported for the second quarter of 2010.
The company reported an operating profit for the second quarter of 2011 of $68.5 million, or $46 per ton, compared to an operating profit of $65.6 million, or $45 per ton, for the second quarter of 2010.
"AK Steel's second quarter results represent another quarter of solid progress, as we continue along the 'road to recovery' in 2011," said James L. Wainscott, Chairman, President and CEO. "In fact, despite experiencing much higher iron ore prices than anticipated, we achieved our best quarter in the past six quarters in terms of shipments, operating profit, net income and earnings per share."
Six-Month Results
For the first six months of 2011, the company reported net income of $41.8 million, or $0.38 per diluted share. The company reported net income for the corresponding 2010 period of $28.6 million, or $0.26 per diluted share. The 2011 first-half results include the $2.0 million, or $0.02 per diluted share, charge related to state tax law changes. The 2010 first-half results include a non-cash charge in the first quarter of $25.3 million, or $0.23 per diluted share of common stock, related to federal healthcare legislation.
First-half 2011 sales were $3,373.0 million compared to $3,001.8 million in the first-half of 2010. Shipments for the first-half of 2011 were 2,920,100 tons compared to 2,835,200 tons in the first-half of 2010. The company reported an operating profit of $88.0 million, or $30 per ton, for the first-half of 2011 compared to an operating profit of $123.2 million, or $43 per ton, for the first-half of 2010. The increase in sales was offset by significant increases in raw material costs, particularly costs for iron ore and coal. During the first-half of 2011, the company made $170.0 million in pension trust fund contributions and a $65.0 million contribution to a Voluntary Employees Beneficiary Association trust established to assume responsibility for all health and welfare postretirement benefit obligations formerly owed by the company to a group of retirees from the company’s Middletown Works.

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Third Quarter 2011 Outlook
AK Steel said it expects shipments in the third quarter of 2011 to be between 1,400,000 and 1,450,000 tons. The company anticipates that its average per-ton selling price will be about 1% lower, and that raw material costs will be higher, than it experienced for the second quarter of 2011. As a result, the company expects to generate an operating profit of approximately $15 per ton for the third quarter of 2011. This outlook excludes the financial effects of the previously reported incident concerning an electric steelmaking furnace at the Butler Works which was damaged July 1, 2011. AK Steel carries insurance, which the company expects to cover losses related to the incident above deductible amounts. However, because of the uncertainty related to the costs incurred as a result of this incident, and the timing and amount of the ultimate insurance recovery, the company cannot accurately predict at this time the financial effect of this incident on its 2011 third quarter results.
Safe Harbor Statement
The statements in this release with respect to future results reflect management's estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify such forward-looking statements. The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including those risks and uncertainties discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2010, as updated in our most recent Quarterly Report on Form 10-Q. Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.
AK Steel
AK Steel produces flat-rolled carbon, stainless and electrical steels, primarily for automotive, appliance, construction and electrical power generation and distribution markets. The company employs about 6,200 men and women in Middletown, Mansfield, Coshocton and Zanesville, Ohio; Butler, Pennsylvania; Ashland, Kentucky; Rockport, Indiana; and its corporate headquarters in West Chester, Ohio. Additional information about AK Steel is available on the company's web site at www.aksteel.com.
AK Tube LLC, a wholly-owned subsidiary of AK Steel, employs about 300 men and women in plants in Walbridge, Ohio and Columbus, Indiana. AK Tube produces carbon and stainless electric resistance welded (ERW) tubular steel products for truck, automotive and other markets. Additional information about AK Tube LLC is available on its web site at www.aktube.com.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Shipments (000 tons)	1,497.0	1,449.4	2,920.1	2,835.2
Selling price per ton	$1,185	$1,101	$1,148	$1,059

Net sales	$1,791.9	$1,596.1	$3,373.0	$3,001.8

Cost of products sold	1,623.0	1,428.0	3,082.5	2,671.6
Selling and administrative expenses	53.9	52.6	109.3	106.8
Depreciation	46.5	49.9	93.2	100.2
Total operating costs	1,723.4	1,530.5	3,285.0	2,878.6

Operating profit	68.5	65.6	88.0	123.2

Interest expense	11.6	11.1	20.2	20.0
Other income (expense)	—	(9.2)	3.4	(13.8)

Income before income taxes	56.9	45.3	71.2	89.4

Income tax provision due to tax law change	2.0	—	2.0	25.3
Income tax provision (benefit)	22.5	18.9	28.3	36.3
Total income tax provision (benefit)	24.5	18.9	30.3	61.6

Net income	32.4	26.4	40.9	27.8
Less: Net loss attributable to noncontrolling interests	(0.7)	(0.3)	(0.9)	(0.8)

Net income attributable to AK Steel Holding Corporation	$33.1	$26.7	$41.8	$28.6

Basic and diluted earnings per share:
Net income attributable to AK Steel Holding Corporation	$0.30	$0.24	$0.38	$0.26

Weighted-average shares outstanding:
Basic	109.8	109.5	109.8	109.5
Diluted	110.2	109.9	110.2	109.9

Dividends declared and paid per share	$0.05	$0.05	$0.10	$0.10

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$45.6	$216.8
Accounts receivable, net	648.8	482.8
Inventory, net	765.5	448.7
Other current assets	244.9	255.8
Total current assets	1,704.8	1,404.1
Property, plant and equipment	5,845.8	5,668.2
Accumulated depreciation	(3,728.1)	(3,635.0)
Property, plant and equipment, net	2,117.7	2,033.2
Other non-current assets	760.3	751.3
TOTAL ASSETS	$4,582.8	$4,188.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under credit facility	$275.0	$—
Accounts payable	750.5	553.1
Accrued liabilities	165.6	145.0
Current portion of long-term debt	0.7	0.7
Current portion of pension and other postretirement benefit obligations	104.3	145.7
Total current liabilities	1,296.1	844.5
Long-term debt	650.3	650.6
Pension and other postretirement benefit obligations	1,517.6	1,706.0
Other non-current liabilities	474.1	346.4
TOTAL LIABILITIES	3,938.1	3,547.5

Stockholders’ equity:
Common stock, authorized 200,000,000 shares of $.01 par value each; issued 123,208,418 and 122,829,975 shares in 2011 and 2010; outstanding 110,267,025 and 109,986,790 shares in 2011 and 2010	1.2	1.2
Additional paid-in capital	1,918.1	1,909.4
Treasury stock, common shares at cost, 12,941,393 and 12,843,185 shares in 2011 and 2010	(171.5)	(170.1)
Accumulated deficit	(1,157.5)	(1,188.4)
Accumulated other comprehensive income	59.4	92.6
Total AK Steel Holding Corporation stockholders’ equity	649.7	644.7
Noncontrolling interests	(5.0)	(3.6)
TOTAL STOCKHOLDERS’ EQUITY	644.7	641.1
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,582.8	$4,188.6
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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$40.9	$27.8
Depreciation	93.2	100.2
Amortization	8.5	11.0
Deferred income taxes	28.0	63.6
Contributions to pension trust	(170.0)	(110.0)
Contributions to Middletown retirees VEBA	(65.0)	(65.0)
Pension and other postretirement benefit payments greater than expense	(56.2)	(54.0)
Working capital	(232.2)	(160.6)
Working capital—SunCoke Middletown	0.9	15.0
Other operating items, net	(8.5)	17.7
Net cash flows from operating activities	(360.4)	(154.3)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital investments	(66.3)	(35.0)
Capital investments—SunCoke Middletown	(130.4)	(48.9)
Other investing items, net	0.2	1.0
Net cash flows from investing activities	(196.5)	(82.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under credit facility	275.0	—
Proceeds from issuance of long-term debt	—	400.0
Redemption of long-term debt	(0.4)	(505.9)
Debt issuance costs	(9.1)	(8.7)
Proceeds from exercise of stock options	0.2	1.3
Purchase of treasury stock	(1.4)	(7.5)
Common stock dividends paid	(11.0)	(11.0)
Advances from noncontrolling interest owner to SunCoke Middletown	130.9	35.0
Other financing items, net	1.5	1.8
Net cash flows from financing activities	385.7	(95.0)

Net decrease in cash and cash equivalents	(171.2)	(332.2)
Cash and cash equivalents, beginning of period	216.8	461.7
Cash and cash equivalents, end of period	$45.6	$129.5

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AK STEEL HOLDING CORPORATION
STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Tons Shipped by Product
Stainless/electrical	245.7	218.9	470.1	431.0
Coated	631.3	685.2	1,253.1	1,320.4
Cold-rolled	318.1	284.7	662.9	566.5
Tubular	32.8	32.6	67.0	61.3
Subtotal value-added shipments	1,227.9	1,221.4	2,453.1	2,379.2

Hot-rolled	238.5	184.1	399.6	377.8
Secondary	30.6	43.9	67.4	78.2
Subtotal non value-added shipments	269.1	228.0	467.0	456.0

Total shipments	1,497.0	1,449.4	2,920.1	2,835.2

Shipments by Product (%)
Stainless/electrical	16.4%	15.1%	16.1%	15.2%
Coated	42.2%	47.3%	42.9%	46.6%
Cold-rolled	21.2%	19.6%	22.7%	20.0%
Tubular	2.3%	2.3%	2.3%	2.1%
Subtotal value-added shipments	82.1%	84.3%	84.0%	83.9%

Hot-rolled	15.9%	12.7%	13.7%	13.3%
Secondary	2.0%	3.0%	2.3%	2.8%
Subtotal non value-added shipments	17.9%	15.7%	16.0%	16.1%

Total shipments	100.0%	100.0%	100.0%	100.0%

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